UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 26, 2008

BRIDGE BANCORP, INC.
(Exact name of the registrant as specified in its charter)

New York	000-18546	11-2934195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2200 Montauk Highway
Bridgehampton, New York	11932
(Address of principal executive offices)	(Zip Code)

(631) 537-1000
(Registrant’s telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2008, Howard H. Nolan was appointed Chief Financial Office and Chief Administrative Officer of the Company, in addition to his title as Senior Executive Vice President.  Mr. Nolan, age 47, joined the Company in June 2006 as Senior Executive Vice President and Chief Operating Officer.  Prior to that time, Mr. Nolan was the Vice President, Finance of Gentiva Health Services, Inc., the nation’s largest home health services provider.  Since April 2007, he has served as acting Chief Financial Officer of the Company.  There have been no transactions since January 1, 2007 between the Company (or its subsidiary, Bridgehampton National Bank) and Mr. Nolan of a nature reportable pursuant to Section 404(a) of SEC Regulation S-K.  Mr. Nolan is employed pursuant to the terms of an employment agreement, the material terms of which are disclosed in the Company’s proxy statement dated March 23, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bridge Bancorp, Inc.
(Registrant)

By: /s/ Kevin M. O'Connor
Kevin M. O’Connor
President, Chief Executive Officer

Dated:  March 3, 2008